Exhibit 10.2
EDUCATION REALTY TRUST, INC.
RESTRICTED STOCK AWARD AGREEMENT
(New Employee Inducement Award)

THIS RESTRICTED STOCK AWARD AGREEMENT (this “Agreement”) is made and entered into as of the 12th day of January, 2010 (the “Grant Date”), between Education Realty Trust, Inc., a Maryland corporation (together with its subsidiaries, the “Company”), and Randall L. Churchey (the “Grantee”).

WHEREAS, the Compensation Committee (the “Committee”) of the Company’s Board of Directors (the “Board”) believes that it is in the best interests of the Company to be able to provide material inducements for new, key executives to enter into employment with the Company when the constraints of the Company’s existing equity incentive plans prevent such grants, and to retain and motivate such executives, to encourage and reward their contribution to the performance of the Company, and to align their interests with the interests of the Company’s stockholders;

WHEREAS, the Board previously appointed the Grantee to serve as President and Chief Executive Officer of the Corporation effective January 1, 2010;

WHEREAS, as an inducement to the Grantee to enter into an Executive Employment Agreement with the Company, and in accordance with the exemptions provided in Section 303A.08 of the New York Stock Exchange Listed Company Manual, the Compensation Committee has approved the grant of an award for restricted shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”), to the Grantee as provided herein;

NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1.           Grant of Restricted Stock.

(a)           The Company hereby grants to the Grantee an award (the “Award”) of 50,000 restricted shares of the Company’s Common Stock (the “Restricted Shares”) on the terms and conditions set forth in this Agreement and as otherwise provided in this Agreement.

(b)           The Grantee’s rights with respect to the Award shall remain forfeitable at all times prior to the dates on which the restrictions shall lapse in accordance with Sections 2 and 3 hereof.

2.           Terms and Rights as a Stockholder.

(a)           Except as provided herein and subject to such other exceptions as may be determined by the Committee in its discretion, the “Restricted Period” for one fifth (1/5) of the Restricted Shares granted herein shall expire on each anniversary of the Grant Date if and only if the Grantee has been continuously employed by the Company or any of its subsidiaries from the date of this Agreement through and including such date.

(b)           The Grantee shall have all rights of a stockholder with respect to the Restricted Shares, including the right to receive dividends and the right to vote such shares, subject to the following restrictions:

(i)           the Grantee shall not be entitled to delivery of the stock certificate for any Restricted Shares until the expiration of the Restricted Period as to such shares;

(ii)           none of the Restricted Shares may be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of during the Restricted Period as to such shares; and

(iii)           except as otherwise determined by the Committee at or after the grant of the Award hereunder, any Restricted Shares as to which the applicable “Restricted Period” has not expired shall be forfeited, and all rights of the Grantee to such Restricted Shares shall terminate, without further obligation on the part of the Company, unless the Grantee remains in the continuous employment of the Company for the entire Restricted Period.

(c)           Notwithstanding the foregoing, the Restricted Period shall automatically terminate as to all Restricted Shares awarded hereunder (as to which such Restricted Period has not previously terminated), upon the occurrence of termination of the Grantee’s employment with the Company which results from any of the following: (i) Grantee’s death or “Disability;” (ii) the involuntary termination of Grantee’s employment by the Company without “Cause;” or (iii) Grantee ceases employment with the Company for “Good Reason.”

Any shares of Common Stock, any other securities of the Company and any other property (except for cash dividends) distributed with respect to the Restricted Shares shall be subject to the same restrictions, terms and conditions as such Restricted Shares.

3.           Termination of Restrictions.  Following the termination of the Restricted Period, all restrictions set forth in this Agreement relating to such portion or all, as applicable, of the Restricted Shares shall lapse as to such portion or all, as applicable, of the Restricted Shares, and a stock certificate for the appropriate number of shares of Common Stock, free of the restrictions and restrictive stock legend, shall, upon request, be delivered to the Grantee or the Grantee’s beneficiary or estate, as the case may be, pursuant to the terms of this Agreement.

4.           Delivery of Shares.

(a)           As of the date hereof, certificates representing the Restricted Shares shall be registered in the name of the Grantee and held by the Company or transferred to a custodian appointed by the Company for the account of the Grantee subject to the terms and conditions of this Agreement and shall remain in the custody of the Company or such custodian until their delivery to the Grantee or Grantee’s beneficiary or estate as set forth in Sections 4(b) and (c) hereof or their reversion to the Company as set forth in Section 2(b) hereof.

(b)           Certificates representing Restricted Shares in respect of which the Restricted Period has lapsed pursuant to this Agreement shall be delivered to the Grantee upon request following the date on which the restrictions on such Restricted Shares lapse.

(c)           Certificates representing Restricted Shares in respect of which the Restricted Period lapsed upon the Grantee’s death shall be delivered to the executors or administrators of the Grantee’s estate as soon as practicable following the receipt of proof of the Grantee’s death satisfactory to the Company.

(d)           Each certificate representing Restricted Shares shall bear a legend in substantially the following form or substance:

THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING FORFEITURE AND RESTRICTIONS AGAINST TRANSFER) CONTAINED IN THE RESTRICTED STOCK AWARD AGREEMENT (THE “AGREEMENT”) BETWEEN THE OWNER OF THE RESTRICTED STOCK REPRESENTED HEREBY AND EDUCATION REALTY TRUST, INC. (THE “COMPANY”).  THE RELEASE OF SUCH SHARES FROM SUCH TERMS AND CONDITIONS SHALL BE MADE ONLY IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT AND ALL OTHER APPLICABLE POLICIES AND PROCEDURES OF THE COMPANY, COPIES OF WHICH ARE ON FILE AT THE COMPANY.

5.           Effect of Lapse of Restrictions.  To the extent that the Restricted Period applicable to any Restricted Shares shall have lapsed, the Grantee may receive, hold, sell or otherwise dispose of such Shares free and clear of the restrictions imposed under this Agreement upon compliance with applicable legal requirements.

6.           No Right to Continued Employment.  This Agreement shall not be construed as giving the Grantee the right to be retained in the employ of the Company, and the Company may at any time dismiss Grantee from employment, free from any liability or any claim under this Agreement but subject to the terms of the Grantee’s Executive Employment Agreement, if any.

7.           Adjustments.  The Committee shall make equitable and proportionate adjustments in the terms and conditions of, and the criteria included in, this Agreement in recognition of unusual or nonrecurring events affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principals or in the event the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Agreement.  The Committee is also authorized to adjust the award under this Agreement to avoid unwarranted penalties or windfalls.

8.           Definitions.  For purposes of this Agreement, all initially capitalized words and phrases used in this Agreement have the following meanings:

“Affiliate” has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Exchange Act.

“Cause” means the Grantee has (a) continually failed to substantially perform, or been grossly negligent in the discharge of, his duties to the Company (in any case, other than by reason of a Disability, physical or mental illness or analogous condition); (b) been convicted of or pled nolo contendere to a felony or a misdemeanor with respect to which fraud or dishonesty is a material element; or (c) materially breached any material Company policy or agreement with the Company.

“Change of Control” shall mean the first of the following events to occur after the effective date of this Agreement:

(a)           any Person or group of Persons together with its Affiliates, but excluding (i) the Company or any of its subsidiaries, (ii) any employee benefit plans of the Company or (iii) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes, directly or indirectly, the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities (not including in the securities beneficially owned by such Person any securities acquired directly from the Company);

(b)           the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the effective date of this Agreement, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the effective date of this Agreement or whose appointment, election or nomination for election was previously so approved or recommended;

(c)           the consummation of a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation or entity regardless of which entity is the survivor, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the Company, such surviving entity or any parent thereof outstanding immediately after such merger or consolidation;

(d)           the stockholders of the Company approve a plan of complete liquidation or winding-up of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets; or

(e)           the occurrence of any transaction or series of transactions deemed by the Board to constitute a change in control of the Company.

Notwithstanding the foregoing, (i) a Change of Control shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions, and (ii) a Change of Control shall not occur for purposes of this Agreement as a result of any primary or secondary offering of Company common stock to the general public through a registration statement filed with the Securities and Exchange Commission.

“Code” means the Internal Revenue Code of 1986, as amended.

“Disability” means a physical or mental condition entitling the Grantee to benefits under the applicable long-term disability plan of the Company or any of its subsidiaries, or if no such plan exists, a “permanent and total disability” (within the meaning of Section 22(e)(3) of the Code) or as determined by the Company in accordance with applicable laws.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Good Reason” means (a) an adverse diminution in Grantee’s title, duties or responsibilities (provided, however, that a requirement to utilize skills in addition to those utilized in Grantee’s current position, and/or a change in title and/or direct reports to reflect the organizational structure of the successor entity following a Change of Control, shall not in and of itself be considered an “adverse diminution” as contemplated by this subsection (a)); (b) a reduction of ten percent (10%) or more in Grantee’s annual base salary; (c) a reduction of ten percent (10%) or more in Grantee’s annual target bonus opportunity (including the failure to pay any bonus earned for any year in which a Change of Control occurs pursuant to the terms of any applicable plan or arrangement in effect prior to such Change of Control); or (d) the relocation of Grantee’s principal place of employment to a location more than fifty (50) miles from Grantee’s principal place of employment, except for required travel on the Company’s business to an extent substantially consistent with Grantee’s historical business travel obligations.  Grantee’s continued employment shall not constitute consent to, or a waiver of rights with respect to, any act or failure to act constituting Good Reason hereunder, provided that Grantee provides the Company with a written notice of resignation within ninety (90) days following the occurrence of the event constituting Good Reason and the Company shall have failed to remedy such act or omission within thirty (30) days following its receipt of such notice.

“Person” shall mean a “person” as defined in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (a) the Company (or any subsidiary thereof), (b) a trustee or other fiduciary holding securities under an employee benefit plan of the Company, (c) an underwriter temporarily holding securities pursuant to an offering of such securities, or (d) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

9.           Amendment to Award.  Subject to the restrictions contained in this Agreement, the Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate this Agreement, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would adversely affect the rights of the Grantee or any holder or beneficiary of this Agreement shall not to that extent be effective without the consent of the Grantee, holder or beneficiary affected.

10.           Withholding of Taxes.  If the Grantee makes an election under Section 83(b) of the Code with respect to award made under this Agreement, the award made pursuant to this Agreement shall be conditioned upon the prompt payment to the Company of any applicable withholding obligations or withholding taxes by the Grantee (“Withholding Taxes”).  Failure by the Grantee to pay such Withholding Taxes will render this Agreement and the award granted hereunder null and void ab initio and the Restricted Shares granted hereunder will be immediately cancelled.  If the Grantee does not make an election under Section 83(b) of the Code with respect to the award, upon the lapse of the Restricted Period with respect to any portion of Restricted Shares (or property distributed with respect thereto), the Company shall satisfy the required Withholding Taxes as set forth by Internal Revenue Service guidelines for the employer’s minimum statutory withholding with respect to Grantee and issue vested shares to the Grantee without restriction.  The Company shall satisfy the required Withholding Taxes by withholding from the Shares included in the Award that number of whole shares necessary to satisfy such taxes as of the date the restrictions lapse with respect to such Shares based on the fair market value of the Shares.

11.           Administration.  Subject to applicable law, all designations, determinations, interpretations, and other decisions under or with respect to this Agreement or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all persons.

12.           Severability.  If any provision of this Agreement is, or becomes, or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person, or would disqualify this Agreement under any laws deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of this Agreement, such provision shall be stricken as to such jurisdiction, Person, and the remainder of this Agreement shall remain in full force and effect.

13.           Notices.  All notices required to be given under this Agreement shall be deemed to be received if delivered or mailed as provided for herein, to the parties at the following addresses, or to such other address as either party may provide in writing from time to time.

To the Company:	To the Grantee:

Education Realty Trust, Inc. 530 Oak Court Drive, Suite 300 Memphis, TN 38117-3725 Attn: Corporate Secretary	The address then maintained with respect to the Grantee in the Company’s records.

14.           Governing Law.  The validity, construction and effect of this Agreement shall be determined in accordance with the laws of the State of Maryland without giving effect to conflicts of laws principles.

15.           Successors in Interest.  This Agreement shall inure to the benefit of and be binding upon any successor to the Company.  This Agreement shall inure to the benefit of the Grantee’s legal representatives.  All obligations imposed upon the Grantee and all rights granted to the Company under this Agreement shall be binding upon the Grantee’s heirs, executors, administrators and successors.

16.           Resolution of Disputes.  Any dispute or disagreement which may arise under, or as a result of, or in any way related to, the interpretation, construction or application of this Agreement shall be determined by the Committee.  Any determination made hereunder shall be final, binding and conclusive on the Grantee and the Company for all purposes.

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IN WITNESS WHEREOF, the parties have caused this Restricted Stock Award Agreement to be duly executed effective as of the day and year first above written.

EDUCATION REALTY TRUST, INC.

By:	/s/ Paul O. Bower
Name: Paul O. Bower
Title: Chairman of the Board of Directors

GRANTEE:

/s/ Randall L. Churchey
Randall L. Churchey